Exhibit 23 (a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement of Allstate Life Insurance Company on Form S-3 of our report dated February 4, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in the methods of accounting for embedded derivatives in modified coinsurance agreements and variable interest entities in
2003), appearing in the Annual Report on Form 10-K of Allstate Life Insurance Company for the year ended December 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


Chicago, Illinois
October 12, 2004

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Exhibit 23 (b)

                                   CONSENT OF
                               FOLEY & LARDNER LLP


         We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the initial Form S-3 Registration Statement of Allstate Life Insurance Company, filed on October 12, 2004.


                                            /s/  Foley & Lardner LLP
                                            FOLEY & LARDNER LLP


Washington, D.C.
October 11, 2004